Exhibit 10

COMMON STOCK PURCHASE AGREEMENT

This Agreement (the “Agreement”) made this 24 day of March 2011, by and between Eslie O. Barlow (“Sellers’ Representative”), who represents each of the persons listed on Exhibit A (collectively, the “Sellers”) and Greentek (Hong Kong) Limited, Jong Moon Choi, President (“Purchaser’), setting forth the terms and conditions upon which the Sellers will sell Eight Hundred Ninety Eight Thousand One Hundred Seventy (898,170) shares (representing 52.3 % of the outstanding shares of the Company) (the “Shares”) of  PSP Industries, Inc. (“PSP” or sometimes the "Company") common stock (the “Common Stock”), personally owned by Sellers, to Purchaser.  The Sellers and the Purchaser may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH:

WHEREAS, the Sellers and Purchaser have appointed Jody M. Walker, Attorney At Law, to act as the Escrow Agent ("Escrow Agent") for this transaction and to receive and hold all consideration received from the Purchaser for the sale of the Shares and all documents, stock certificates, stock powers and corporate records of PSP, in the Jody M. Walker Attorney at Law COLTAF Trust Account, unless other arrangements are agreed to by all parties.

WHEREAS, Purchaser, Sellers and Jody M Walker, acting as the Escrow Agent, have entered into an Escrow Agreement dated March 24, 2011.

WHEREAS, Eslie O Barlow is an appointed representative of the Sellers with full authority; and

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties herewith agree as follows:

ARTICLE I

SALE OF SECURITIES

1.01

Sale.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Shares for a total of Three Hundred Forty Five Thousand Dollars (US) ($345,000.00) (the “Purchase Price”). This is a private transaction between the Sellers and Purchaser.

1.02

Escrow Agent.  The Sellers and Purchaser have appointed Jody M Walker, Attorney at Law, to act as the Escrow Agent as to the distribution of the Purchase Price and distribution of the Shares and documents of PSP to be held in the Escrow Account, unless it is agreed by the Parties that the documents and certificates shall be distributed to the Purchaser in another way.

1.03

Deposit:  Purchaser shall pay a deposit in the amount of $30,000.00 (the “Deposit”) via wire transfer to the Jody M. Walker COLTAF Trust Account (“Escrow Account”) no later than three days after the signing of this Agreement as a deposit for the purchase of the Shares being sold by the Sellers. The Deposit will be held in the Escrow Account until Closing (as defined in Section 3.01 of this Agreement) or until ordered released as per other sections of this Agreement.

It is understood that PSP is in compliance with all SEC filing requirements as of the date hereof.  All filings with the Securities and Exchange Commission (“SEC”) are displayed on EDGAR (the “SEC Filings”) and that the SEC Filings reveal almost all information pertaining to PSP and that there have been no significant changes in PSP and no changes in issued stock as of the date of this Agreement.  The Deposit shall be fully refundable for a period of 14 days from the signing of this Agreement for any reason or no reason (the “Due Diligence Period.”)   After the Due Diligence Period, the Deposit will be

non-refundable unless the Sellers fail to fulfill all things to be completed pursuant to the terms of this Agreement and outlined in Article II, 2.12 and Article III, 3.02 of this Agreement.  In addition if, after signing this Agreement and prior to the Closing, in performing due-diligence, the Purchaser, discover something of significance that was not previously revealed in the SEC Filings or otherwise that changes the structure and intent of this Agreement and the transaction, that the Sellers cannot correct, the Purchaser may cancel this Agreement and request a full refund of the Deposit.  The Purchaser will notify the Sellers of the subject of concern and their intention to cancel this Agreement and the request for the refund of the Deposit, in writing, addressed to the individuals and addresses listed Article VI, 6.09 of this Agreement.  The Sellers shall have ten business days after receiving the request for the refund of the Deposit to correct the discrepancy or the Deposit will be refunded to the Purchaser by the Escrow Agent.

The account wire transfer instructions for the Deposit herein and payment pursuant to Sections 1.04 and 3.02(b)(i) are as follows:

BANK:

First Bank of Colorado

ADDRESS:

10403 West Colfax Ave. Lakewood, CO 80215

ABA NUMBER:

107005047

ACCOUNT NUMBER:

419-053-3149

BENEFICIARY:

Jody M. Walker COLTAF Trust Account

As soon as reasonably practicable after receipt of the Deposit by the Escrow Agent, Sellers will forward by overnight delivery, or by email, for review by the Purchaser, any and all documents of PSP which the Purchaser might request, other than the SEC Filings and documents contained in the SEC Filings.

Purchaser will provide Sellers’ Representative with information as requested by the Sellers concerning the Purchaser, including information on its directors elect.

1.04

Balance of Purchase Price.  It is agreed that the balance of the Purchase Price will be wire transferred to the Escrow Account on or before April 12, 2011, and that the Closing will take place contemporaneous with such payment, unless a delay is agreed to by the Parties signing this Agreement.  It is agreed that all of the Shares shall remain in the Escrow Account until the full amount of $345,000.00 has been paid into Escrow, after which the Closing on the sale of the Shares shall take place and all stock certificates shall be delivered to the Purchaser along with all documents listed in paragraphs 2.12, 2.13 and 3.02 below.

It is further agreed that if the full balance due for the Shares in the amount of $345,000.00 is not paid in full on or before April 12, 2011, unless an extension of time is agreed to in writing by both Parties, the Sellers, may, at their discretion, terminate this Agreement and shall be entitled to the Deposit provided to the Escrow Agent by the Purchaser.

ARTICLE II

SELLERS’ REPRESENTATIONS AND WARRANTIES

The Sellers’ Representative, binding each of the Sellers pursuant to the Limited Power of Attorney, hereby causes each of the Sellers, jointly and severally, to represent and warrant to the Purchaser the following:

2.01

Organization.  PSP is a Utah corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Utah.  All actions taken by the incorporators, directors and shareholders of PSP have been valid and in accordance with the laws of the state of Utah.  PSP is a reporting company pursuant to the Securities Exchange Act of 1934.  The Shares are currently quoted on the OTCQB and OTCBB.  After the Closing, the Purchaser shall file all required filings with any state and federal regulators, including the SEC, disclosing the acquisition of the Shares by the Purchaser.

2.02

Capital.  The authorized capital stock of PSP consists of 200,000,000 shares of Common Stock, with $0.001 par value, of which 1,715,004 shares of Common Stock are issued and outstanding.  The Shares represent 52.3% of the issued and outstanding shares of Common Stock.  There are no shares of Preferred Stock authorized.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement.  At the Closing, other than as described in this Agreement, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating PSP to issue or to transfer from treasury any additional shares of its capital stock.  None of the outstanding shares of Common Stock of PSP are subject to any stock restriction agreements, other than as required by law such as Rule 144 of Regulation D of the Securities Act of 1933 (the “Act”).  There are approximately 202 shareholders of record of PSP plus those in street name.  All of such shareholders have valid title to such shares of Common Stock and acquired their shares of Common Stock in a lawful transaction and in accordance with Utah corporate law and the applicable securities laws of the United States.  The free trading shares of PSP are not DTC eligible.

2.03

Financial Statements.  PSP’ financial statements contained in its SEC Filings (the “Financial Statements”) have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements do not contain footnotes required by U.S. GAAP.  The Financial Statements fairly present the financial condition and operating results of PSP as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, and as set forth in paragraph 2.05, PSP has no material liabilities (contingent or otherwise).  PSP is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation.

2.04

Filings with Government Agencies.  PSP files annual and quarterly reports with the SEC and is current in all fillings required by the SEC, except for a non-timely filing of a Current Report on Form 8-K to disclose the appointment of a new Chief Executive Officer on November 30, 2010.  PSP has made all filings with the state of Utah that are required and is current in its filings and reporting to the state of Utah. Upon the purchase of the Shares by the Purchaser, Purchaser will have the full responsibility for filing any and all documents required by the SEC and/or any other government agency that may be required.  The Sellers will supply the Purchaser with all information that is currently available for PSP.  The Purchaser understand that the Sellers will have no responsibility whatsoever for any filings made or required to be made by PSP after the Closing with any state or federal regulator or otherwise.

2.05

Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on PSP not having any liabilities at Closing.  PSP will not at Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at Closing.  There are three convertible promissory notes in the amount of $13,000.00 each for a total of $39,000 that will either be cancelled at Closing or will be assigned over to the Purchaser or to persons designated by the Purchaser. The Sellers are not aware of any pending, threatened, or asserted claims, lawsuits, or contingencies involving PSP or its Shares.  To the best knowledge of the Sellers, there is no dispute of any kind between PSP and any third party, and no such dispute will exist at the Closing of this transaction, and at the Closing, PSP will be free from any and all liabilities, liens, claims, and/or commitments.

2.06

Tax Returns.  PSP has filed or will file prior to Closing, federal and state returns for the year ending December 31, 2009.  As of Closing, there shall be no taxes of any kind accrued, due or owing.

2.07

Ability to Carry Out Obligations.  The Sellers’s Representative has the right, power, and authority to enter into this Agreement on behalf of the Sellers and to bind the Sellers to the representations and warranties hereof and perform their obligations under this Agreement.  The execution and delivery of this Agreement by the Sellers’ Representative and the performance by the  Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which PSP, the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause PSP (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of PSP or upon the Shares to be acquired by the Purchaser.

2.08

Contracts, Leases, and Assets.  PSP is not a party to any contract, agreement, or lease (unless such contract, agreement or lease has been assigned to another party or PSP has been released from its obligations thereunder, other than the normal contract with the transfer agent).  No person holds a power of attorney from PSP or the Sellers, other than the Limited Power of Attorney held by the Sellers’ Representative in connection with the execution of this Agreement and the Escrow Agreement.  At the Closing, PSP will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09

Compliance with Laws.  To the best knowledge of the Sellers, PSP has complied in all material respects with, and is not in violation of, any federal, state, or local statute, law, and/or regulation. To the best knowledge of the Sellers, PSP has complied with all federal and state securities laws in connection with the offer, sale, and distribution of its securities.  At the time that PSP sold Shares to the Sellers, PSP was entitled to use the exemptions provided by the Act relative to the sale of its Shares.  The Shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Act.

2.10

Litigation.  PSP is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation.  To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against PSP.  PSP is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.11

Conduct of Business.  Prior to the Closing, PSP shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser): (i) sell, pledge, or assign any assets, (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.12

Corporate Documents.  Copies of each of the following documents, which shall be true, complete and correct in all material respects, will be submitted upon the Escrow Agent’s receipt of the Deposit unless they are contained within the SEC Filings:

(i)

Articles of Incorporation and all amendments thereto;

(ii)

Bylaws and all amendments thereto;

(iii)

Minutes and Consents of Shareholders, if any;

(iv)

Minutes and Consents of the board of directors;

(v)

List of officers and directors;

(vi)

Certificate of Good Standing from the Secretary of State of Utah;

(vii)

Current Shareholder list from the transfer agent;

2.13

Closing Documents.  All minutes, consents or other documents pertaining to PSP to be delivered at the Closing shall be valid and in accordance with the laws of Utah.

2.14

Title.  The Sellers have good and marketable title to all of the Shares being sold by them to the Purchaser pursuant to this Agreement.  The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such Shares.  Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict, or delay voting rights with respect to the Shares.

2.15

Transfer of Shares.  The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Signature Guarantees acceptable to the transfer agent for delivery to the Escrow Agent to be sent to the Purchaser at Closing.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the transfer agent for the Company to have the certificates changed into their respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.16

Representations.  All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01

Closing for the Purchase of Common Stock.  The Closing (the “Closing”) of this transaction for sale of the Shares will occur when all of the documents and consideration described in Paragraphs 2.12 above and in 3.02 below have been delivered, or other arrangements made and agreed to by the Parties.  If the Closing of this transaction has not taken place on or before April 12, 2011 either Party may terminate this Agreement.

3.02

Documents and Payments Required at Closing.  As part of the Closing, those documents listed in 2.12 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the Parties, shall have been delivered to Escrow Agent at least 48 hours prior to the Closing unless other arrangements are made acceptable to all parties.

(a)

By the Sellers:

(i)

stock certificate or certificates, along with stock powers with signature guarantees acceptable to the transfer agent, representing the Shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)

the resignations of all officers of PSP;

(iii)

the resignations of all directors of PSP and the appointment of new directors as designated by Purchaser, subject to the requirement to deliver Schedule 14f-1 to PSP’ shareholders at least ten days prior to the date of the new directors taking office;

(iv)

true and correct copies of all of the business and corporate records of PSP which are not part of the SEC Filings, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist and

(v)

such other documents of PSP as may be reasonably required by Purchaser, if available.

(b)

By Purchaser:

(i)

wire transfer to the Jody M. Walker COLTAF Trust Account  the amount of $315,000.00 which, along with the Deposit of $30,000.00 represents the Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT

4.01

Transfer Restrictions.  Purchaser (and/or assigns) agree that the Shares being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02

Investment Intent.  The Purchaser are acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03

No Advertisement.  The Purchaser acknowledge that the Shares have been offered to them in direct communication between them and Sellers, and not through any advertisement of any kind.

4.04

Knowledge and Experience.  The Purchaser acknowledge that they have been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase.  The Purchaser acknowledge that Sellers has given them and all of their counselors access to all information relating to PSP’ business that they or any one of them have requested.  The Purchaser acknowledge that they have sufficient business and financial experience, and knowledge concerning the affairs and conditions of PSP so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05

Restrictions on Transferability.   It is understood that the shares being purchased are not “free trading” shares.  The Purchaser are aware of the restrictions of transferability of the Shares and further understand that all of the certificates representing 898,170 of the Shares shall bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT.  AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION.  THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Neither PSP nor Sellers have filed a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplate doing so in the future to register this transaction, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

4.06

Accredited Investor.  Each Purchaser is an “Accredited Investor” as defined in Regulation D of the Act or, either alone or with Purchaser’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Sellers or any affiliate or selling agent of Sellers, directly or indirectly, has sufficient knowledge and experience in financial and business matters that each Purchaser is capable of evaluating the merits and risks of an investment in the Shares offered by Sellers and of making an informed investment decision with respect thereto and has the capacity to protect Purchaser’s own interests in connection with Purchaser’s proposed investment in the Shares.

ARTICLE V

REMEDIES

5.01

Termination.  In addition to any other remedies, either Party may terminate this Agreement, if at the Closing, the other Party has failed to comply with all material terms of this Agreement,

has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.02

Indemnification.  From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.03

Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any Party may have for breach of representation, warranty, covenant, or agreement.

ARTICLE VI

MISCELLANEOUS

6.01

Captions and Headings.  The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03

Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04

Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

6.05

Entire Agreement.  This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.06

Partial Invalidity.  In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement.  If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.07

Significant Changes.  The Sellers understand that significant changes may be made in the capitalization or stock ownership of PSP, which changes could involve a reverse stock split or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership or number of shares owned by present shareholders of PSP.

6.08

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

6.09

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Eslie O. Barlow

1354 South 1000 West

Salt Lake, City  84104

Phone – 801-972-3294

Fax – 801-972-3294 (call first)

Email – ebarlow@gmail.com

If to the Purchaser:

With copy to:

Greentek (Hong Kong) Limited

Harold H. Martin

Jong Moon Choi, President

Martin & Pritchett, PA

Unit 2209, 22F., Wu Chung House

8015 W. Kenton Circle, suite 150

213 Queen’s RD East

Huntersville, North Carolina  28078

Wanchi, HK

Phone – 704-584-0268

Phone – Korea  +82 (10) 6241-1921

                Fax – 704-895-1528

Phone – China  +86 (138) 0613-1272

Email–Harold@martin-pritchett.com

Email – jongmoon_choi@gmail.com

6.10

Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personals, successors and assigns of each of the Parties to this Agreement.

6.11

Effect of Closing.  All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

6.12

Mutual Cooperation.  The Parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

6.13

Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Utah including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.14

Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Utah shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

6.15

Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

In witness whereof, this Agreement has been duly executed by the Parties hereto as of the date first above written.

SELLERS:

Eslie O. Barlow – Sellers Representative

By:  /s/ Eslie O. Barlow_________________

        Eslie O. Barlow

PURCHASER:

Greentek (Hong Kong) Limited

By: /s/ Jong Moon Choi__________________

       Jong Moon Choi, President

EXHIBIT A – SELLING SHAREHOLDERS

Shareholder	Number of Shares
Maxim Management, Inc.	498,170
Eslie O. Barlow	100,000
Dan L. Kunz	100,000
JoLynn C. Street	100,000
Clayton Barlow	100,000
TOTAL	898,170